TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION (SECTION 7)

The Registrar of Corporate Affairs, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

TESSONE VENTURES S.A.

BVI COMPANY NUMBER: 1049761

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 7th day of September, 2006.

CERTIFIED A TRUE COPY
Icaza, González-Ruiz & Alemán (BVI)Trust Limited,as Registered Agent of
Tessone Ventures S.A
Date: June 14th, 2017
Signature:

REPUBLICA DE PANAMA
NOTARIA TERCERA DEL CIRCUITO

BBC0010

REGISTRAR OF CORPORATE AFFAIRS
7th day of September, 2006

REPUBLICA de PANAMA
★ TIMBRE NACIONAL ★
≡010.00
P.B. 1109
19 06 17
9630
1812
196

Yo, Licdo. CECILIO ROBERTO MORENO AROSEMENA, Notario Público Tercero del Circuito de Panamá, con Cédula de identidad No. 8-164-80.

CERTIFICO

Que se ha cotejado la(s) firma(s) anteriores con la que aparece en la copia de la Cédula o Pasaporte de (los) fimantes(s) y a mi parecer son similares por consiguiente dicha(s) firma(s) es (son) auténticas(s).

Panamá: 19 JUN 2017

Testigo Testigo

Licdo. CECILIO ROBERTO MORENO AROSEMENA
Notario Público Tercero

REPÚBLICA DE PANAMÁ NOTARIA TERCERA DEL CIRCUITO

APOSTILLE

Convention de La Haye du 5 octobre 1961

1. País: PANAMÁ

El presente documento Público

2. Ha sido firmado por: Cecilio R. Moreno

3. quién actúa en calidad de: Notario

4. y está revestido del sello/timbre de: Notario Tercero

CERTIFICADO

5. EN PANAMÁ 6. el 19 JUN 2017

7. por DIRECCIÓN ADMINISTRATIVA

8. Bajo el numero: 2017 - 21509

9. Sello, Timbre 10 Firma

REPÚBLICA DE PANAMÁ DEPARTAMENTO DE TESORERÍA MINISTERIO DE GOBIERNO

Esta Autorización no implica responsabilidad en cuanto al contenido del documento

DIRECCIÓN DE FINANZAS TESORERÍA MINISTERIO DE GOBIERNO